Exhibit 99.5



                                   LOTUS PACIFIC, INC.
                   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                     MARCH 31, 1999
                                       (Unaudited)

                                         ASSETS

                                  Lotus Pacific                                Pro Forma
                                      Inc.        Acquisitions   Adjustments     Totals
                                  -------------   ------------  -------------  ----------
Current assets:
  Cash .......................     $  249,599     $ 1,319,152                 $ 1,568,751
  Accounts receivable ........     11,031,334       1,866,019                  12,897,353
  Inventory ..................      1,331,051       1,728,273                   3,059,324
  Other ......................          9,035          49,528                      58,563
                                   ----------      ----------                 -----------
    Total current assets .....     12,621,019       4,962,972                  17,583,991

Property and equipment:
 Furniture and office equipment       104,978         636,295                     741,273
 Equipment ...................      1,540,222         474,585                   2,014,807
 Leasehold improvements ......          1,041          73,814                      74,855
                                    ---------       ---------                ------------
                                    1,646,241       1,184,694                   2,830,935
    Less: accumulated depreciation  (593,993)       (510,261)                 (1,104,254)
                                   ----------       ---------                ------------
                                    1,052,248         674,433                   1,726,681

Other assets:
 Cash surrender value
   of life insurance ........                          13,436                        13,436
 Intangible asset, net of
   accumulated amortization...      4,915,473             713                     4,916,186
 Goodwill, net of
   accumulated amortization...     25,265,317                     $101,473,036  126,738,353
 Deposits ....................         23,775          57,563                        81,338
 Investment in affiliates ....      5,128,852                                     5,128,852
                                   ----------        ---------    ------------  -----------
                                   35,333,417          71,712      101,473,036  136,878,165

                                  $49,006,684      $5,709,117     $101,473,036 $156,188,837
                                 ============      ==========     ============ ============


                                LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
 Accounts payable and
   accrued expenses ..........    $ 8,099,044       $ 853,077                  $  8,952,121
 Loans payable ...............                         16,173                        16,173
                                 ------------       ---------                  ------------
   Total current liabilities..      8,099,044         869,250                     8,968,294

Minority interest in subsidiary     6,512,289                        1,887,430    8,399,719

Commitments

Stockholders equity:
 Common stock ................         63,784                                        63,784
 Preferred stock, Series A ...              4                                             4
 Common stock warrants .......         80,000                                        80,000
 Additional paid-in capital ..     38,343,349       4,839,867      113,580,947  156,764,163
 Accumulated deficit .........    (4,091,786)                     (13,995,341) (18,087,127)
                                 ------------      ----------    ------------- ------------
                                   34,395,351       4,839,867       99,585,606  138,820,824

                                  $49,006,684      $5,709,117     $101,473,036 $156,188,837
                                 ============     ===========    ============= ============





                                   LOTUS PACIFIC, INC.
                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE NINE MONTHS ENDED MARCH 31, 1999
                                        (Unaudited)


                                    Lotus Pacific                                Pro Forma
                                         Inc.       Acquisitions  Adjustments     Totals
                                   --------------- -------------  -----------   -----------
Sales ........................       $19,030,444    $2,325,898                 $ 21,356,342
Cost of sales ................        16,740,554     2,156,238                   18,896,792
                                    ------------    ----------                 ------------
  Gross profit ...............         2,289,890       169,660                    2,459,550

Royalty income ...............           124,125                                    124,125

Operating expenses:
 Selling, general &
  administrative expenses ....         2,543,168     3,321,173    $10,331,203    16,195,544
 Research and development ....           571,747     1,400,910                    1,972,657
                                    ------------    ----------    -----------    ----------
                                       3,114,915   (4,722,083)   (10,331,203)    18,168,201

Operating loss ...............         (700,900)   (4,552,423)   (10,331,203)  (15,584,526)

Other income (expense):
 Interest income .............            33,104        46,387                       79,491
 Equity in income (loss) of
  unconsolidated subsidiaries .        (721,733)                                  (721,733)
 Other income .................                         56,100                       56,100
                                    ------------     ---------   ------------   -----------
                                       (688,629)       102,487                    (586,142)

Net income (loss) before income taxes,
 minority interest in income of
 consolidated subsidiary and
 discontinued operations .....       (1,389,529)   (4,449,936)                 (16,170,668)

Minority interest in loss of
 consolidated subsidiaries ...           902,745                                    902,745
Loss from discontinued operations       (53,017)                                   (53,017)
Loss on sale of subsidiaries .         (590,641)                                  (590,641)
                                     -----------   ------------  -------------   -----------
Net income (loss) ............      $(1,130,442)  $(4,449,936)   $(10,331,203) $(15,911,581)
                                    ============  ============  ============== =============

Earnings (loss) per share:
 Basic........................          $  (.03)       $ (.09)                       $ (.33)
                                     ===========   ===========                    ==========





The following unaudited pro forma information represents the results of operations for the nine months ended March 31, 1999 of the Company as if the acquisitions had taken place on July 1, 1998. These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on the date indicated, or which may result in the future.

The figures include amortization of goodwill as if the acquisitions had taken place on July 1, 1998, and amounted to $10,331,203.